SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2003

Retek Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28121	51-0392671

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Retek on the Mall
950 Nicollet Mall
Minneapolis, MN 55043

(Address of principal executive offices)

(612) 587-5000

(Registrant’s telephone number, including area code)

ITEM 5. Other Events
ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
EX-99.1 Press Release

ITEM 5. Other Events

     On March 17, 2003, Retek Inc. announced the appointment of Marty Leestma as President, Chief Executive Officer and director and the resignation of Steven D. Ladwig as its Chief Executive Officer and director. A copy of the press release dated March 17, 2003 is attached as an exhibit to this report.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

99.1	Press release of March 17, 2003 announcing certain management changes.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETEK INC.

DATE: March 18, 2003	By: /s/ Gregory A. Effertz

Gregory A. Effertz Senior Vice President, Finance & Administration, Chief Financial Officer, Treasurer and Secretary